UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 28, 2026
Date of Report (Date of earliest event reported)

Steele Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	333-284191	23-2362874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 East Chestnut Street
Mifflinburg, PA 17844
(Address of principal executive offices)

570-966-1041
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2026, Steele Bancorp, Inc.'s (the “Company”) wholly-owned subsidiary, Central Penn Bank & Trust (the “Bank”), (i) entered into a new supplemental executive retirement agreement (the “Agreement”) with J. Todd Troxell, the Corporate Secretary of the Company and Senior Executive Vice President and Chief Banking Officer of the Bank; and (ii) entered into amendments to the supplement executive retirement agreements (each an “Amendment”) with each of Jeffrey J. Kapsar, President and Chief Executive Officer of the Company and the Bank, Thomas C. Graver, Jr., Senior Executive Vice President and Chief Financial Officer of the Company and the Bank and Thomas L Eberhart, Senior Executive Vice President and Chief Operating Officer of the Bank.  The Agreement and each Amendment were approved by the Board of Directors of the Bank at a meeting held July 16, 2026.

(i) The Agreement provides for normal retirement benefit payments to Mr. Troxell in the amount of $45,600 per year, payable in equal monthly installments over a fifteen (15) year period commencing the month following his attaining the normal retirement age of 65 years.  Because the amount of the normal retirement benefit vests over time, the Agreement also provides for, or effectively provides for, early termination benefits, disability benefits, death benefits and change in control benefits (if a change of control occurs and is followed within 12 months by a separation from service prior to normal retirement age), in amounts specified in Exhibit A to the Agreement, as such amounts are to be increased by a pro-rata amount in relation to Mr. Troxell's service during the year in which the separation from service, disability or death takes place.  Early termination, disability, and change in control benefits will be paid for 15 years in equal monthly installments commencing on the month following the separation from service in the cases of early termination and a change in control and commencing in the month following Mr. Troxell’s attaining the normal retirement age of 65 years in the case of disability.  In the event of Mr. Troxell’s death prior to his attaining normal retirement age, disability or separation from service, the death benefit will be paid in a lump sum within 60 days following his death.  In the event Mr. Troxell would die while receiving benefit payments under the Agreement but before receiving all benefit payments owing to him under the Agreement, his beneficiary will be entitled to continuing payment of the applicable benefits in the same amounts and at the same times as Mr. Troxell would have received such payments had he survived, except that in the event Mr. Troxell would die prior to having attained the normal retirement age of 65 years but after becoming entitled to receive disability payments upon attaining the normal retirement age of 65, the death benefit will be paid within 60 days following his death.  Mr. Troxell will forfeit the benefits payable under the Agreement if he would violate certain restrictive covenants relating to competition with the Bank or the solicitation of customers of the Bank, or if his employment would be terminated for cause.  Because the amount of the normal retirement benefit vests over time, the Agreement serves to encourage long employment tenure with the Bank.  A copy of the Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

(ii) Each Amendment provides for an increase in the amounts of benefit payments to Mr. Kapsar, Mr. Graver and Mr. Eberhart under their respective supplemental executive retirement agreements.  In accordance with the terms of the Amendments, Mr. Kapsar's normal retirement benefit has been increased from $114,000 per year to $157,000 per year, Mr. Graver's normal retirement benefit has been increased from $71,000 per year to $117,000 per year and Mr. Eberhart's normal retirement benefit has been increased from $55,000 per year to $79,000 per year.  Corresponding changes with respect to early termination, disability, death and change in control benefits also were made to the vesting schedules as set forth in Exhibit A to each Amendment.  Except for the increases in benefit amounts, all other terms of the supplemental executive retirement agreements remain unchanged.  A copy of Mr. Kapsar's Amendment is attached to this report as Exhibit 10.2 and incorporated herein by reference.  A copy of Mr. Graver's Amendment is attached to this report as Exhibit 10.3 and incorporated herein by reference.  A copy of Mr. Eberhart's Amendment is attached to this report as Exhibit 10.4 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

Exhibit Number	Description

10.1	Supplemental Executive Retirement Agreement dated as of August 28, 2026 by and between Central Penn Bank & Trust and J. Todd Troxell

10.2	Third Amendment to Supplemental Executive Retirement Agreement dated as of August 7, 2009 by and between Mifflinburg Bank & Trust Company and Jeffrey J. Kapsar

10.3	Third Amendment to Supplemental Executive Retirement Agreement dated as of August 7, 2009 by and between Mifflinburg Bank & Trust Company and Thomas C. Graver, Jr.

10.4	Fourth Amendment to Supplemental Executive Retirement Agreement dated as of February 4, 2005 by and between Mifflinburg Bank & Trust Company and Thomas L. Eberhart

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 28, 2026	Steele Bancorp, Inc.

	By:	/s/ Thomas C. Graver Jr.
Name: Thomas C. Graver Jr.
Title: Senior Executive Vice President & Chief Financial Officer